Exhibit 10.29

AMENDMENT No. 1
Amendment No. 1 (this “Amendment”), dated as of February 18, 2014, to that certain SECOND AMENDED AND RESTATED CREDIT AGREEMENT entered into as of April 16, 2013 (the “Credit Agreement”), among CENVEO CORPORATION, a Delaware corporation (the “Borrower”), CENVEO, INC., a Colorado corporation (“Holdings”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used in this Amendment but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement.
W I T N E S S E T H :
WHEREAS, pursuant to Section 11.01 of the Credit Agreement the Borrower and the Lenders desire to amend the Credit Agreement as set forth in Section One below.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION ONE - Certain Amendments. Subject to the satisfaction of the conditions set forth in Section Two hereof:

a.	The definition of “Consolidated Adjusted EBITDA” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing clause (c)(i) thereof with the following:
“(i) cash restructuring, integration, impairment and related fees, expenses and charges in an aggregate amount of up to (A) $25,000,000 incurred during the fiscal year ending December 31, 2013, (B) $25,000,000 incurred during the fiscal year ending December 31, 2014 and (C) $15,000,000 incurred during any fiscal year thereafter (provided, for the avoidance of doubt, that any of the foregoing amounts not incurred during the fiscal year specified in clauses (A), (B) and (C) may not be carried over in any succeeding fiscal year)”.

b.	Section 2.05(d) of the Credit Agreement is hereby amended by replacing the words “one year after the Second A&R Effective Date” to “eighteen (18) months after the Second A&R Effective Date”.

c.	Section 7.02(j) of the Credit Agreement is hereby amended by replacing clause (E) of the proviso to such Section with the following:
“(E) immediately after giving effect to such incurrence, Holdings and its Subsidiaries shall have a Consolidated Leverage Ratio that is less than 6.25 to 1.00 on a Pro Forma Basis, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b); provided that such Consolidated Leverage Ratio shall be (x) 6.00 to 1.00 for any incurrence on or after January 1, 2015 and on or prior to December 31, 2015, (y) 5.75 to 1.00 for any incurrence on or after January 1, 2016 and on or prior to December 31, 2016 and (z) 5.50 to 1.00 for any incurrence on or after January 1, 2017”.

d.	Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Consolidated First Lien Leverage Ratio. Permit the Consolidated First Lien Leverage Ratio, as of the last day of any fiscal quarter of Holdings ending during any period set forth below, to be greater than the ratio set forth below opposite such period:

Fiscal Quarter Ending	Maximum Consolidated First Lien Leverage Ratio
Q4 2013 - Q4 2014	3.25 to 1.00
Q1 2015 - Q4 2015	3.00 to 1.00
Q1 2016 and thereafter	2.75 to 1.00

e.	Section 7.15 of the Credit Agreement is hereby amended by:

1.
Inserting in the lead-in to such Section, immediately after the word “Indebtedness” the following: “(other than any such prepayment, redemption, purchase, defeasance or satisfaction with the proceeds of common Equity Interests of Holdings or consummated through an exchange for common Equity Interests of Holdings)”; and

2.	Restating clause (k) of such Section in its entirety as follows:

“(k)    prior to the refinancing in full of the initial Unsecured Term Loan Facility with Indebtedness incurred pursuant to Section 7.02(m), the prepayment, purchase, redemption, exchange or defeasance of the initial Unsecured Term Loan Facility in an aggregate amount not to exceed the principal amount thereof so long as (A) immediately before and after giving effect to any such prepayment, purchase, redemption, exchange or defeasance, (x) no Default shall have occurred and be continuing and (y) Holdings and its Subsidiaries shall have a Consolidated First Lien Leverage Ratio that is not greater than 0.25 less than the level set forth in Section 7.11, on a Pro Forma Basis, as determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b), as applicable, (B)  any portion of the Unsecured Term Loan Facility prepaid, purchased, redeemed, exchanged or defeased pursuant to this Section 7.15(k) shall be, simultaneous with such prepayment, purchase, redemption, exchange or defeasance, permanently retired by the Borrower and (C) at the end of each month during which any prepayment, purchase, redemption, exchange or defeasance of the initial Unsecured Term Loan Facility is made pursuant to this Section 7.15(k), the Borrower shall notify the Administrative Agent in writing of the aggregate amount of the initial Unsecured Term Loan Facility so retired during such month and in the aggregate since December 14, 2012.”
SECTION TWO - Conditions to Effectiveness.
This Amendment shall become effective when, and only when, (i) the Administrative Agent shall have received counterparts of this Amendment executed by the Required Lenders and the Borrower and an acknowledgment of this Amendment executed by each Guarantor, (ii) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the representations and warranties set forth in Section Three below are true and correct, (iii) each Lender who has executed this Amendment prior to 12:00 P.M. New York City time on February 14, 2014 shall have received a fee equal to 0.50% of its outstanding Term Loans and (iv) the Borrower shall have paid all fees and expenses due to Bank of America, N.A. (as separately agreed to in writing between Bank of America, N.A. and the Borrower and as set forth in Section Five below), in each case required to be paid on the effective date hereof.
SECTION THREE - Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that both before and after giving effect to this Amendment, (x) no Default has occurred and is continuing; and (y) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document that has been furnished at any time under or in connection with any Loan Document, are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) as of such earlier date, and except that, for purposes of this Section Three, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.
SECTION FOUR - Reference to and Effect on the Credit Agreement. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.
SECTION FIVE - Costs, Expenses and Taxes. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent) in accordance with the terms of Section 11.04 of the Credit Agreement.
SECTION SIX - Reaffirmation. Each Guarantor hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Guaranty to which it is a party, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents to which it is a party.
SECTION SEVEN - Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION EIGHT - Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
CENVEO CORPORATION
By:    /s/ Scott J. Goodwin
Name:    Scott J. Goodwin
Title:    Chief Financial Officer

ACKNOWLEDGED BY:
CENVEO, INC., a Colorado corporation
CENVEO COMMERCIAL OHIO, LLC, a Colorado limited liability company
CNMW INVESTMENTS, INC., a Delaware corporation
CENVEO GOVERNMENT PRINTING, INC., a Colorado corporation
CENVEO SERVICES, LLC, a Colorado limited liability company
DISCOUNT LABELS, LLC, an Indiana limited liability company
CENVEO OMEMEE LLC, a Delaware limited liability company
COLORHOUSE CHINA, INC., a Colorado corporation
RX JV HOLDING, INC., a Delaware corporation
CRX JV, LLC, a Delaware limited liability company
CRX HOLDING, INC., a Delaware corporation
RX TECHNOLOGY CORP., a Delaware corporation
CADMUS PRINTING GROUP, INC., a Virginia corporation
CADMUS FINANCIAL DISTRIBUTION, INC. a Virginia corporation
GARAMOND/PRIDEMARK PRESS, INC., a Maryland corporation
WASHBURN GRAPHICS, INC., a North Carolina corporation
CADMUS JOURNAL SERVICES, INC., a Virginia corporation
CADMUS DELAWARE, INC., a Delaware corporation
CADMUS UK, INC., a Virginia corporation
EXPERT GRAPHICS, INC., a Virginia corporation
CADMUS MARKETING GROUP, INC., a Virginia corporation
CADMUS MARKETING, INC., a Virginia corporation
CADMUS/O’KEEFE MARKETING, INC., a Virginia corporation
OLD TSI, INC., a Georgia corporation
PORT CITY PRESS, INC., a Maryland corporation
CADMUS INTERNATIONAL HOLDINGS, INC., a Virginia corporation
CDMS MANAGEMENT, LLC, a Delaware limited liability company
MADISON/GRAHAM COLORGRAPHICS, INC., a California corporation
VSUB HOLDING COMPANY, a Virginia corporation
VAUGHAN PRINTERS INCORPORATED, a Florida corporation

By:     /s/ Scott J. Goodwin
Name:    Scott J. Goodwin
Title:    Chief Financial Officer

MADISON/GRAHAM COLORGRAPHICS INTERSTATE SERVICES, INC.,
a California corporation
COMMERCIAL ENVELOPE MANUFACTURING CO. INC., a New York corporation
CENVEO CEM, INC., a Delaware corporation
CENVEO CEM, LLC, a Delaware limited liability company
REX 2010, LLC, a Florida limited liability company
136 EASTPORT ROAD, LLC, a Delaware limited liability company
LIGHTNING LABELS, LLC, a Delaware limited liability company
NASHUA CORPORATION, a Massachusetts corporation
NASHUA INTERNATIONAL, INC., a Delaware corporation
IMPAXX, INC., a Delaware corporation
CMS GILBRETH PACKAGING SYSTEMS, INC., a Delaware corporation
ENVELOPE PRODUCT GROUP, LLC, a Delaware limited liability company
CENVEO MCLAREN MORRIS AND TODD COMPANY, a Nova Scotia unlimited company

By:     /s/ Scott J. Goodwin
Name:    Scott J. Goodwin
Title:    Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Don B. Pinzon

Name:	Don B. Pinzon

Title:	Vice President